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                             AMERISTEEL CORPORATION

Exhibit 11 - Statement re: computation of per share earnings


           CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE (EPS)

                                                                         NINE MONTHS ENDED                  THREE MONTHS ENDED
                                                                           DECEMBER 31,                        DECEMBER 31,
                                                                   1997               1996              1997              1996
                                                                 (UNAUDITED)       (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
                                                              ---------------    --------------    ----------------    -------------
NET INCOME ($000s)                                            $        24,603    $        5,423    $          6,167    $      1,377
                                                              ---------------      ------------    ----------------    ------------

Weighted average shares outstanding (in thousands)                     10,089            10,089              10,115          10,083


Dilutive effect of stock option plan (in thousands)                        19                 -                  19               -
                                                              ---------------    --------------   -----------------    ------------

Weighted average shares outstanding plus
   dilutive potential shares (in thousands)                            10,108            10,089              10,134          10,083
                                                              ---------------    --------------   -----------------    ------------

Basic EPS                                                     $          2.44    $         0.54   $            0.61    $       0.14
                                                              ===============    ==============   =================    ===== ======
Diluted EPS                                                   $          2.43    $         0.54   $            0.61    $       0.14
                                                              ===============    ==============   =================    ============


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